UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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     (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
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☑ Soliciting Material pursuant to §240.14a-12
SYMBOL TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
N/A
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The following is a slide presentation delivered to the global sales force of Symbol Technologies, Inc. (“Symbol”) by Symbol management in connection with the proposed acquisition of Symbol by Motorola, Inc.

Sales Webinar All-Hands Symbol Confidential

Thank you...

Good to Great.... Great for our Customers Great for the Company Great for You

Top of Mind - Change Change is very personal... "Change has a considerable psychological impact on the human mind." To the fearful it is threatening because it means that things may get worse. To the hopeful it is encouraging because things may get better. To the confident it is inspiring because the challenge exists to make things better. "One's character and frame of mind determine how readily he or she brings about change and how one reacts to change."

What's next... Let's focus our energy Focus on the things you can control Deliver on our sales commitment to the company Third Quarter Close; eight days remaining Bookings Pipeline Management & Development Smooth and successful quarterly transition to Q4 Book early and often Focus on linearity Customer outreach Know the key Messages

Stats

Industry Solutions

Product Portfolio

Key Messages Symbol Confidential

Customer Talking Points Motorola & Symbol: We're taking enterprise mobility to the next level - the two companies naturally complement.

Customer Talking Points Shared Vision Symbol and Motorola share a vision of a digital, mobile world for enterprises that matches the world people enjoy at home and at play. The Internet everywhere, data at our fingertips - regardless of device or network and so much more.

Customer Talking Points Shared Culture Symbol and Motorola have a shared culture of innovation and commitment to excellence.

Driving Value By combining our assets, expertise, customer bases, supplier base and industry-leading products, we will together be a leading global player in enterprise mobility.... delivering significant value to our customers and shareholders. Customer Talking Points

The Core of the Enterprise Group Symbol will be the core of Motorola's enterprise group. Our combination will accelerate our seamless enterprise solutions in mobile computing and networks into our complementary channels. Customer Talking Points

Customer Talking Points Broad Combined Product Portfolio: Mobile Computing Automatic Identification Data Capture (AIDC) RFID WLAN Professional & Commercial radios Enterprise Private Radio Networks Mesh Broadband Fixed

Customer Talking Points Positive News Symbol agreed to be acquired by Motorola Sal Iannuzzi will run Motorola's enterprise mobility business Leading in the Industry Combined entity will create the most advanced enterprise solutions Expanded product & solution portfolio Unique offerings to enterprise mobility market Better meeting customer needs Broader infrastructure of global support Help customers accelerate their enterprise mobility implementation

Customer Talking Points Shaping the vision of Seamless Mobility Three disruptive forces shaping the industry: broadband will be as common as air everything is going digital everything digital is going mobile Commitment to customer success Highly complementary product line delivering significant value Motorola and Symbol share a common vision of providing enterprise mobility solutions Symbol's Holtsville, NY headquarters will anchor Motorola's global enterprise mobility business

Q & A

What's on Your Mind Question: What do you anticipate customer reaction to be with regard to the acquisition? Symbol Confidential

What's on Your Mind Question: Can I immediately engage Motorola in business opportunities with my present customers or prospects? Symbol Confidential

What's on Your Mind Question: What happens to Symbol product lines? Symbol Confidential

What's on Your Mind Question: Will Motorola discontinue any Symbol product lines? Symbol Confidential

What's on Your Mind Question: How will Symbol products be handled in the future? Symbol Confidential

What's on Your Mind Question: Are there any significant overlapping product lines between the two businesses and if so, any plans on what to do with them? Symbol Confidential

What's on Your Mind Question: Will our partners be able to sell any Motorola Products? Symbol Confidential

What's on Your Mind Question: What about 2007 commission and incentive plans? Symbol Confidential

What's on Your Mind Question: How will this change my job? Will sales jobs be reclassified? Symbol Confidential

What's on Your Mind Question: Will my reporting structure change? Symbol Confidential

What's on Your Mind Question: What will the new sales structure look like? Symbol Confidential

Reminder...Business As Usual For the immediate future, Symbol will be conducting business as usual. Until the close of the transaction, Symbol will operate as an independent entity.

THANK YOU Additional Questions?

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed acquisition and required stockholder approval, the Company intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by going to the Company’s Investor Relations page on its corporate web site at www.symbol.com.
The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Certain statements contained in this schedule, including the expected timetable for completing the proposed transaction between the Company and Motorola, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding the Company’s or Motorola’s future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent management’s current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v)

Motorola’s ability to successfully integrate the Company’s operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at the Company; (ix) the inability to protect either party’s intellectual property rights may weaken its competitive position; (x) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (xi) third parties may claim that either party’s products infringe their intellectual property rights; and (xii) the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statement in this schedule, and such forward-looking statements speak only as of the date hereof.